UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 9, 2009

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) (1) On October 9, 2009, Jackson Hewitt Tax Service Inc. (the “Company”) determined that Danamichele Brennen, the Company’s senior vice president and chief technology officer, and Gary M. Small, senior vice president, chief operating officer of Tax Services of America, Inc. (“TSA”), the Company’s subsidiary which conducts Company-owned office operations, each qualifies as a named executive officer under applicable Securities and Exchange Commission rules. Ms. Brennen and Mr. Small commenced employment with the Company on December 3, 2007, and January 26, 2009, respectively.

(2) Ms. Brennen, age 45, has served as our senior vice president and chief technology officer since December 2007. From April 2004 to November 2007, Ms. Brennen served as chief executive officer of Q & G Decision Sciences, a consulting company providing strategic technology and decision sciences innovation, partnering, development and commercialization assistance to sales and marketing organizations, including, BusinessONE, a managed care research and information provider in Feasterville, Pennsylvania, HealthSTAR communications, a medical communications and marketing company in Woodbridge, New Jersey, and Comcast Spotlight, a cable television company in New York, New York. From September 2000 to April 2004, Ms. Brennen served as senior vice president and chief technology officer of Maritz McGettigan, a meeting planning and travel management company in Philadelphia, Pennsylvania.

Mr. Small, age 49, has served as senior vice president, chief operating officer of TSA, since January 2009. From February 2008 to December 2008, Mr. Small pursued personal interests. From July 2007 to January 2008, Mr. Small served as executive vice president and regional group president of Huntington Bank, a regional bank in Ohio. From February 2006 to June 2007, Mr. Small served as executive vice president and head of regional banking for Sky Financial Group, Inc., a regional bank in Ohio. From May 2005 to January 2006, Mr. Small pursued personal interests. Prior to May 2005, Mr. Small spent 13 years in various roles at National City Bank, a regional bank in Ohio, including serving as executive vice president and branch network executive.

(3) Ms. Brennen receives an annual base salary of $265,000 and her annual performance bonus target as a percentage of her base salary is 50%. As stated in the Company’s proxy statement filed with the Securities and Exchange Commission on August 14, 2009, the fiscal year 2010 executive management bonus program will result in bonuses funded based upon the achievement of performance goals and varies by executive officer. Ms. Brennen is also eligible to receive annual or periodic grants of long-term incentive awards under the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan. On July 17, 2009, Ms. Brennen was granted stock options for 9,690 shares of the Company’s common stock and 6,303 shares of restricted stock. The exercise price of these stock options is $5.95, which was the New York Stock Exchange closing price of the Company’s common stock on July 17, 2009. The options will expire on July 17, 2019. These stock options and shares of restricted stock will vest after three years provided that the Company achieves a pre-determined EBITDA target for fiscal year 2012. In addition to the Company achieving its pre-determined EBITDA target for fiscal year 2012, vesting is subject to Ms. Brennen being employed by the Company at the time the Company achieves such financial target in 2012. If Ms. Brennen’s employment with the Company is terminated without cause, the Company will provide her with 12 months of her then current base salary as severance.

Mr. Small receives an annual base salary of $257,500 and his annual performance bonus target as a percentage of his base salary is 75%. As stated in the Company’s proxy statement filed with the Securities and Exchange Commission on August 14, 2009, the fiscal year 2010 executive management bonus program will result in bonuses funded based upon the achievement of performance goals and varies by executive officer. Mr. Small is also eligible to receive annual or periodic grants of long-term incentive awards under the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan. On July 17, 2009, Mr. Small was granted stock options for 9,690 shares of the Company’s common stock and 6,303 shares of restricted stock. The exercise price of these stock options is $5.95, which was the New York Stock Exchange closing price of the Company’s common stock on July 17, 2009. The options will expire on July 17, 2019. These stock options and shares of restricted stock will vest after three years provided that the Company achieves a pre-determined EBITDA target for fiscal year 2012. In addition to the Company achieving its pre-determined EBITDA target for fiscal year 2012, vesting is subject to Mr. Small being employed by the Company at the time the Company achieves such financial target in 2012. If Mr. Small’s employment with the Company is terminated without cause, the Company will provide him with 12 months of his then current base salary as severance. Mr. Small is also entitled to reimbursement of relocation expenses if he chooses to relocate and such relocation occurs within one year of the commencement of his employment.

Ms. Brennen and Mr. Small are also entitled to participate in the Company’s 401(k) plan and nonqualified deferred compensation plan. The Company’s 401(k) plan allows executive officers to defer a portion of their compensation and provides a match of up to 6% of an executive officer’s contribution, subject to Internal Revenue Service regulations. Pursuant to the nonqualified deferred compensation plan, executive officers can defer up to 100% of their annual performance bonus, and the Company matches 100% of the first 8% of an executive officer’s contribution. The nonqualified deferred compensation plan is discussed in further detail in the Company’s proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: October 9, 2009

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